As filed with the Securities and Exchange Commission on April 21, 2011
Registration No. 333-158418

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 3
to
Form S-11
FOR REGISTRATION UNDER
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
HEALTHCARE TRUST OF AMERICA, INC.
(Exact name of registrant as specified in its governing instruments)
16435 N. Scottsdale Road, Suite 320
Scottsdale, Arizona 85254
(480) 998-3478
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Scott D. Peters
Chief Executive Officer, President and Chairman
16435 N. Scottsdale Road, Suite 320
Scottsdale, Arizona 85254
(480) 998-3478
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copy to:
Lesley H. Solomon
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309
(404) 881-7000
     Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.
     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☑   Registration No. 333-158418
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 36. Financial Statements and Exhibits
SIGNATURE PAGE
EX-23.3

Explanatory Note
This Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 (No. 333-158418) is filed pursuant to Rule 462(d) solely to add certain exhibits not previously filed with respect to such Registration Statement.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 36. Financial Statements and Exhibits
          (b) Exhibits. The following exhibit is filed as part of this registration statement:

Ex.	Description

23.3	Consent of Deloitte & Touche LLP

SIGNATURE PAGE
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona on the 21st day of April, 2011.

HEALTHCARE TRUST OF AMERICA, INC.
By:	/s/ Scott D. Peters
Scott D. Peters
Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott D. Peters Scott D. Peters	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	April 21, 2011

/s/ Kellie S. Pruitt Kellie S. Pruitt	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 21, 2011

* W. Bradley Blair, II	Director	April 21, 2011

* Maurice J. DeWald	Director	April 21, 2011

* Warren D. Fix	Director	April 21, 2011

* Larry L. Mathis	Director	April 21, 2011

* Gary T. Wescombe	Director	April 21, 2011

/s/ Scott D. Peters * Scott D. Peters, as attorney-in-fact